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                                                                    (letterhead)
                                                                     K E N O T E
                                               Certified Public Accountant, P.C.

                                                          1618 S.W. First Avenue
                                                                       Suite 215
                                                          Portland, Oregon 97201
                                                                   (503) 24 2977
                                                              Fax (503) 224 9049
                                                          Message (504) 248 7849


March 15, 1999


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


          INTEGRATED FOOD RESOURCES, INC.
          FORM 10-SB
          FILE NO. 00025109


Dear Sir or Madam:

     In compliance with Item 340(a)(3) of Regulation S-B, we are advising you that we agree with the registrant's disclosures in Part II, Item 3 of Form 10-SB. We did not have any disagreements with the registrant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Sincerely,


J. PAUL KENOTE, CPA, P.C.


/s/ J. Paul Kenote
------------------------------
J. Paul Kenote,  CPA


                                     Exhibit 16